UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2012 (June 29, 2012)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, Niska Gas Storage Partners LLC (the “Company” or “Holdings”) and Niska Gas Storage US, LLC entered into an Amended & Restated Credit Agreement (the “Credit Agreement”) with respect to the $400 million Revolving Credit Facility, led by the Royal Bank of Canada as Administrative Agent and Collateral Agent.  The description of terms of the original agreement contained in our annual report on form 10-K for the fiscal year ended March 31, 2010 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources——Our $400.0 Million Credit Agreement.” is incorporated by reference herein.  The Credit Agreement extends the term of the original agreement from March 5, 2014 to June 29, 2016, and provides for lower borrowing costs through improved pricing grids and the elimination of floors applicable to any floating rates of interest.  The improved pricing grids changed the applicable margins that are used to determine the interest rates for borrowings and the applicable commitment fee rate that is used to calculate the unused line fee.  The maximum amount of the credit facility was unchanged, along with all substantive terms and conditions other than the loan term and pricing.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Credit Agreement dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: July 5, 2012	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Amended and Restated Credit Agreement dated June 29, 2012.